The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3) Registration No. 333-141560 Registration No. 333-141560-03 Subject to Completion, Dated October 22, 2007 Prospectus Supplement to Prospectus dated March 26, 2007.
Fifth Third Capital Trust VI Trust Preferred Securities % Trust Preferred Securities
(liquidation amount $25 per security) fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

Fifth Third Bancorp

Fifth Third Capital Trust VI, a Delaware statutory trust, which we refer to as the “Trust,” will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the             % Junior Subordinated Notes due 2067 issued by Fifth Third Bancorp, which we refer to as the “JSNs.” The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the JSNs.

The JSNs will bear interest on their principal amount from the date they are issued until their repayment or earlier redemption at the annual rate of (i)             % from and including                     , 2007 to but excluding November 15, 2057 and (ii) three-month LIBOR plus             % thereafter. Fifth Third will pay interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008. Fifth Third has the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods that do not exceed five years or, if earlier, until the first interest payment date on which it pays current interest without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of Fifth Third’s bankruptcy, holders of the JSNs will have a limited claim for deferred interest.

At Fifth Third’s option, the Trust Preferred Securities may be redeemed (i) at 100% of their liquidation amount on or after November 15, 2012 or after the occurrence of a “tax event,” “capital treatment event,” or “investment company event,” as described herein, or (ii) at a make-whole redemption price after the occurrence of a “rating agency event,” as described herein, in each case plus accrued and unpaid distributions through the date of redemption.

The JSNs will mature on November 15, 2067.

The JSNs will be subordinated upon Fifth Third’s liquidation to all of its existing and future senior debt other than trade accounts payable and any debt that by its terms does not rank senior to the JSNs upon Fifth Third’s liquidation, but will rank equally upon Fifth Third’s liquidation with its 6.50% Junior Subordinated Notes due 2067 held by Fifth Third Capital Trust IV, Fifth Third’s guarantee of the trust preferred securities issued by Fifth Third Capital Trust IV, its 7.25% Junior Subordinated Notes due 2067 held by Fifth Third Capital Trust V and Fifth Third’s guarantees of the trust preferred securities issued by Fifth Third Capital Trust V, and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. Fifth Third will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust will apply to have the Trust Preferred Securities listed on the New York Stock Exchange under the symbol “FTB Pr B.” If approved for listing, trading is expected to commence within 30 days after the Trust Preferred Securities are first issued.

See “ Risk Factors” beginning on page S-10 of this prospectus supplement to read about important factors you should consider before buying the Trust Preferred Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Trust Preferred Securities and the JSNs are not savings or deposit accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per Trust Preferred Security	Total
Initial public offering price(1)	$	$
Underwriting discount	(2)	(2)
Proceeds, before expenses, to Fifth Third Bancorp	$	$

(1)    Plus accrued distributions, if any, on the Trust Preferred Securities from                     , 2007 to the date of delivery.

(2)    In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the JSNs, Fifth Third has agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, a total of $                     at $                     per Trust Preferred Security; provided, however, that for sales to certain institutions, the amount will be $                     per Trust Preferred Security. See “Underwriting.”

To the extent that the underwriters sell more than                      Trust Preferred Securities, the underwriters have the option to purchase up to an additional                      Trust Preferred Securities from Fifth Third Capital Trust VI at the initial public offering price within 30 days of the date of this prospectus supplement and receive from Fifth Third $                     per Trust Preferred Security (or, for sales to certain institutions, $                         per Trust Preferred Security) as compensation for arranging the investment of the proceeds of such sale in JSNs.

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on                     , 2007.

Joint Book-Running Managers

Sole Structuring Agent
Citi	Merrill Lynch & Co.	UBS Investment Bank

Senior Co-Managers
Fifth Third Securities, Inc.	Morgan Stanley	Wachovia Securities

Junior Co-Managers
Banc of America Securities LLC	Bear, Stearns & Co. Inc.	Credit Suisse

Prospectus Supplement dated                                     , 2007.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Fifth Third Bancorp,” “Fifth Third,” “we,” “us,” “our” or similar references mean Fifth Third Bancorp and its subsidiaries, and references to the “Trust” mean Fifth Third Capital Trust VI.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, including the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions, either national or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (3) changes in the interest rate environment reduce interest margins; (4) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (5) our ability to maintain required capital levels and adequate sources of funding and liquidity; (6) changes and trends in capital markets; (7) competitive pressures among depository institutions increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (11) ability to maintain favorable ratings from rating agencies; (12) fluctuation of Fifth Third’s stock price; (13) ability to attract and retain key personnel; (14) ability to receive dividends from its subsidiaries; (15) the potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (16) effects of accounting or financial results of one or more acquired entities; (17) difficulties in combining the operations of acquired entities; (18) ability to secure confidential information through the use of computer systems and telecommunications network; and (19) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” in the accompanying prospectus.

S-ii

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the JSNs. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

Fifth Third Bancorp

Fifth Third Bancorp is an Ohio corporation and a diversified financial services company headquartered in Cincinnati, Ohio. At September 30, 2007, Fifth Third operated 18 affiliates with 1,181 full-service Banking Centers including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,153 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third reports on five business segments: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions.

At September 30, 2007, Fifth Third had consolidated total assets of $104.3 billion, consolidated total deposits of $69.4 billion and consolidated shareholders’ equity of $9.3 billion.

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (513) 534-5300.

Fifth Third Capital Trust VI

The Trust is a statutory trust formed under Delaware law pursuant to a Declaration of Trust signed by Fifth Third, as sponsor of the Trust, and the Delaware trustee and the filing of a Certificate of Trust with the Delaware Secretary of State on December 17, 2001. The Declaration of Trust will be amended and restated before the issuance of the Trust Preferred Securities. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by Fifth Third as sponsor of the Trust. The trustees will be Wilmington Trust Company, as the “property trustee” and the “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Fifth Third.

The principal executive office of the Trust is Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (513) 534-5300.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the Trust.

The Trust will sell the Trust Preferred Securities to the public and its common securities to Fifth Third. The Trust will use the proceeds from those sales to purchase $                                         aggregate principal amount of                     % Junior Subordinated Notes due 2067 of Fifth Third, which we refer to in this prospectus supplement as the “JSNs.” Fifth Third will pay interest on the JSNs at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the JSNs to make the corresponding payments on the Trust Preferred Securities.

The underwriters have the option to purchase up to an additional                                          Trust Preferred Securities, or $                                         in the aggregate. The Trust will use the proceeds from those additional Trust Preferred Securities to purchase an additional corresponding amount of JSNs.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as Fifth Third pays interest to the Trust on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from                     , 2007. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008.

In the event any distribution date on or prior to the regularly scheduled distribution date in November 2057 is not a business day, payment on the following business day shall be made without adjustment. After November 15, 2057, if a distribution date is not a business day, the distribution due on that date will be postponed to the following business day. If Fifth Third defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

Fifth Third has the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods not exceeding five years without being subject to its obligations described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” and for one or more consecutive interest periods not exceeding 10 years without giving rise to an event of default under the terms of the JSNs or the Trust Preferred Securities. However, no interest deferral may extend beyond the redemption of the JSNs or the final repayment date. Interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate on the JSNs, compounded on each distribution date.

If Fifth Third exercises its right to defer interest payments on the JSNs, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that deferral period.

During any deferral period, neither Fifth Third nor the Trust will generally be permitted to make any payments of deferred interest or distributions from any source other than “eligible proceeds,” as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” or required to make any interest or distribution payments other than pursuant to the alternative payment mechanism.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSNs, Fifth Third will be required, with certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” At any time during a deferral period, Fifth Third may not pay deferred interest on the JSNs except pursuant to the alternative payment mechanism, subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If Fifth Third defers payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The Trust will use the proceeds of any repayment or redemption of the JSNs to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

For a description of Fifth Third’s rights to redeem the JSNs, see “Description of the Junior Subordinated Notes—Redemption.”

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with the Federal Reserve Bank of Cleveland, or any successor federal bank regulatory agency having primary jurisdiction over Fifth Third, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the JSNs.

Liquidation of the Trust and Distribution of JSNs to Holders

Fifth Third may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSNs to the holders of the Trust Preferred Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, it must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, subject to the conditions described under “Description of the Trust Preferred Securities—Further Issues.” Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby,

provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $                     million. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby to the extent such securities bear the same CUSIP number unless such additional securities would not be treated as fungible with the previously issued and outstanding Trust Preferred Securities for U.S. Federal income tax purposes.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

Listing

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange. Trading in the Trust Preferred Securities is expected to commence within 30 days after they are first issued.

The JSNs

Maturity

The JSNs will mature on November 15, 2067.

Interest

The JSNs will bear interest:

•	at the annual rate of % from and including , 2007 to but excluding November 15, 2057; and

•	at an annual rate equal to three-month LIBOR plus % from and including November 15, 2057,

payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008.

In the event any interest payment date on or prior to the regularly scheduled interest payment date in November 2057 is not a business day, the interest payment made on the following business day shall be made without adjustment. After November 15, 2057, if an interest payment date is not a business day, the interest payment due on that date will be postponed to the following business day.

Subordination

The JSNs will be unsecured and will be deeply subordinated upon Fifth Third’s liquidation, including to all of its existing and future senior debt, but will rank equally upon liquidation with its 6.50% Junior Subordinated Notes due 2067 held by Fifth Third Capital Trust IV, its 7.25% Junior Subordinated

Notes due 2067 held by Fifth Third Capital Trust V and Fifth Third’s guarantees of the trust preferred securities issued by such trusts (collectively, the “existing parity obligations”), and will be effectively subordinated to all liabilities of its subsidiaries. Substantially all of Fifth Third’s existing indebtedness is senior debt. At June 30, 2007, Fifth Third’s indebtedness for money borrowed ranking senior to the JSNs upon liquidation, on a consolidated basis, was approximately $19.2 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSNs was approximately $84.7 billion. See “Description of the Junior Subordinated Notes—Subordination” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to Fifth Third

During any deferral period or period in which Fifth Third has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced, Fifth Third generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs, subject to the exceptions described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, Fifth Third generally may not be permitted to repurchase or acquire any of its securities ranking junior to or pari passu with any “qualifying APM securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the JSNs permit Fifth Third to make any payment of current or deferred interest on its debt securities or guarantees that rank on a parity with the JSNs upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSNs), subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply, and any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities, and to make any payment of principal on parity securities so as to avoid a breach of the instrument governing the same.

Redemption of JSNs

Fifth Third may redeem any or all of the JSNs at any time on or after November 15, 2012 at 100% of the principal amount to be redeemed, plus accrued and unpaid interest through the date of redemption. In addition, Fifth Third may elect to redeem all, but not less than all, of the JSNs at any time prior to November 15, 2012 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment of the Trust Preferred Securities, investment company laws or tax laws or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the Trust Preferred Securities, in each case plus accrued and unpaid interest through the date of redemption. For a description of the changes that would permit a redemption of the JSNs prior to November 15, 2012 and the make-whole redemption price, see “Description of the Junior Subordinated Notes—Redemption.”

Fifth Third will be subject to its obligations under the replacement capital covenant (as described below) if it elects to redeem any or all of the JSNs prior to the termination of the replacement capital covenant. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the JSNs.

Events of Default

The following events are “events of default” with respect to the JSNs:

•

default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Fifth Third (not including any of its subsidiaries); or

•

receivership of a major subsidiary depository institution of Fifth Third within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Fifth Third Bank and Fifth Third Bank (Michigan) are Fifth Third’s only major subsidiary depository institutions.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest of all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. Should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to do so.

Tax Treatment

In connection with the issuance of the JSNs, Alston & Bird LLP, Fifth Third’s special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the JSNs will be characterized as indebtedness for United States federal income tax purposes. The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Trust Preferred Securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. By purchasing the Trust Preferred Securities, each holder of the Trust Preferred Securities agrees, and Fifth Third and the Trust agree, to treat the JSNs as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Replacement Capital Covenant

Fifth Third will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of its largest depositary institution subsidiary at the relevant time, which is currently Fifth Third Bank) in which it will agree that neither it nor any of its subsidiaries will repay, redeem or purchase the JSNs or Trust Preferred Securities at any time prior to November 15, 2047, unless:

•

Fifth Third has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

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the aggregate amount of net cash proceeds Fifth Third and its subsidiaries have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, REIT preferred securities and certain qualifying capital securities; or

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the market value of any Fifth Third common stock that Fifth Third or its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Fifth Third or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period.

The replacement capital covenant, including the definitions of the various types of replacement capital securities referred to above and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the JSNs occurs, Fifth Third will not have to comply with the replacement capital covenant. Fifth Third’s covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. The initial series of covered debtholders are the holders of Fifth Third’s 4.50% Subordinated Notes due June 1, 2018, which have CUSIP No. 316773AD2.

Guarantee by Fifth Third

Fifth Third will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and only to the extent the Trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” The guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if Fifth Third has failed to pay to the Trust amounts due under the JSNs or if it elects to defer payment of interest under the JSNs.

As issuer of the JSNs, Fifth Third is also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Trust Preferred Securities.

Selected Financial Data

The following is selected consolidated financial data of Fifth Third for the six-month periods ended June 30, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004.

The selected consolidated condensed financial data for Fifth Third for the six-month periods ended June 30, 2007 and 2006 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2007 and, in our opinion, such financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the data for those periods. Our results of operations for the six-months ended June 30, 2007 may not be indicative of results that may be expected for the full fiscal year. The selected consolidated financial data for each of the years ended December 31, 2006, 2005 and 2004 are derived from Fifth Third’s audited consolidated financial statements. The summary below should be read in conjunction with Fifth Third’s unaudited consolidated financial statements, and the related notes thereto, and the other detailed information included in our Quarterly Reports on Form 10-Q for the periods ended June 30, 2007 and March 31, 2007 and Fifth Third’s audited consolidated financial statements, and the related notes thereto, and the other detailed information included in Fifth Third’s Amendment on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2006.

	Six-Months Ended June 30,		Year Ended December 31,
(In millions, except per share data)	2007	2006	2006	2005	2004
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Total interest income	$2,949	$2,876	$5,955	$4,995	$4,114
Total interest expense	1,474	1,455	3,082	2,030	1,102

Net interest income	1,475	1,421	2,873	2,965	3,012
Provision for loan and lease losses	205	149	343	330	268

Net interest income after provision for loan and lease losses	1,270	1,272	2,530	2,635	2,744
Total noninterest income	1,355	1,272	2,153	2,500	2,465
Total noninterest expense	1,595	1,490	3,056	2,927	2,972
Applicable income taxes	295	312	443	659	712
Cumulative effect of change in accounting principle, net of tax	-	4	4	-	-

Net income	$735	$746	$1,188	$1,549	$1,525

PER COMMON SHARE DATA
Earnings per share, basic	$ 1.35	$ 1.34	$ 2.14	$ 2.79	$ 2.72
Earnings per share, diluted	1.34	1.34	2.13	2.77	2.68
Cash dividends declared	.84	.78	1.58	1.46	1.31
Average number of shares outstanding (in thousands)	545,851	554,689	554,983	554,411	561,259
Average number of shares outstanding, diluted	548,671	557,181	557,494	558,443	568,234

CONSOLIDATED CONDENSED PERIOD-END BALANCE SHEETS

ASSETS
Cash and due from banks	$ 2,327	$ 2,670	$ 2,737	$ 3,078	$ 2,561
Securities	11,509	20,876	11,596	22,430	25,019
Other short-term investments	404	207	809	158	532
Loans held for sale	1,708	931	1,150	1,304	559
Total portfolio loans and leases	75,709	72,577	74,353	69,925	59,808
Allowance for loans and lease losses	(803)	(753)	(771)	(744)	(713)
Other assets	10,536	9,603	10,795	9,074	6,690

Total assets	$101,390	$106,111	$100,669	$105,225	$94,456

	Six-Months Ended June 30,		Year Ended December 31,
(In millions, except per share data)	2007	2006	2006	2005	2004

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total deposits	$69,193	$70,523	$69,380	$67,434	$58,226
Federal funds purchased	3,824	2,493	1,421	5,323	4,714
Short-term bank notes	-	-	-	-	775
Other short-term borrowings	3,331	5,275	2,796	4,246	4,537
Accrued taxes, interest and expenses	2,114	1,995	2,283	2,142	2,216
Other liabilities	1,780	1,767	2,209	1,407	1,081
Long-term debt	11,957	14,502	12,558	15,227	13,983

Total liabilities	92,199	96,555	90,647	95,779	85,532
Total shareholders’ equity	9,191	9,556	10,022	9,446	8,924

Total liabilities and shareholders’ equity	$101,390	$106,111	$100,669	$105,225	$94,456

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own our JSNs, you are also making an investment decision with regard to the JSNs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed Fifth Third may issue that ranks senior to the JSNs upon its liquidation or in right of payment as to principal or interest.

The JSNs will be subordinate and junior upon Fifth Third’s liquidation to its obligations under all of its indebtedness for money borrowed that is not by its terms made pari passu with or junior to the JSNs upon liquidation. At June 30, 2007, Fifth Third’s indebtedness for money borrowed ranking senior to the JSNs on liquidation, on a parent-only basis, was approximately $3.7 billion. The JSNs will rank pari passu with the existing parity obligations.

“Parity securities” means debt securities or guarantees that rank on a parity with the JSNs upon Fifth Third’s liquidation and include the existing parity obligations. Fifth Third may issue parity securities as to which it is required to make payments of interest during a deferral period on the JSNs that, if not made, would cause it to breach the terms of the instrument governing such parity securities. The terms of the JSNs permit Fifth Third to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities. They also permit Fifth Third to make any payment of current or deferred interest on parity securities and on the JSNs during a deferral period that is made pro rata to the amounts due on such parity securities and the JSNs, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that they apply, and to make any payment of principal on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

The JSNs beneficially owned by the Trust will be effectively subordinated to the obligations of Fifth Third’s subsidiaries.

Fifth Third receives a significant portion of its revenue from dividends from its subsidiaries. Because it is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that Fifth Third may be a creditor of that subsidiary and its claims are recognized. There are also legal limitations on the extent to which some of its subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, it or some of its other subsidiaries. Fifth Third’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under Fifth Third’s contracts or otherwise to make any funds available to it. Accordingly, the payments on the JSNs, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of Fifth Third’s subsidiaries. At June 30, 2007, Fifth Third’s subsidiaries’ direct borrowings and deposit liabilities were approximately $84.7 billion.

Fifth Third’s ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is Fifth Third’s subsidiary. Under certain circumstances, including any determination that Fifth Third’s relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

Fifth Third guarantees distributions on the Trust Preferred Securities only if the Trust has cash available.

If you hold any of the Trust Preferred Securities, Fifth Third will guarantee, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•

the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If Fifth Third does not make a required interest payment on the JSNs or elects to defer interest payments on the JSNs, the Trust will not have sufficient funds to make the related distribution on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. If Fifth Third does not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as owner of the JSNs, or proceed directly against Fifth Third for payment of any amounts due on the JSNs.

Fifth Third’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its secured and senior indebtedness, and will rank pari passu with its guarantee of the existing parity obligations and any similar guarantees of parity securities it may issue in the future.

Fifth Third’s right to redeem the JSNs prior to November 15, 2047 is limited by the replacement capital covenant.

Fifth Third may redeem any or all of the JSNs at any time, as described under “Description of the Junior Subordinated Notes—Redemption” below. However, the replacement capital covenant described under “Replacement Capital Covenant” will limit its right to redeem or purchase JSNs prior to November 15, 2047. In the replacement capital covenant, Fifth Third covenants, for the benefit of holders of a designated series of its indebtedness that ranks senior to the JSNs, or in certain limited cases holders of a designated series of indebtedness of Fifth Third Bank, that neither it nor any of its subsidiaries will redeem, repay or purchase the JSNs or the Trust Preferred Securities unless:

•	it has received any necessary approvals from the Federal Reserve;

•	the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to:

•	the aggregate amount of net cash proceeds it receives from the sale of certain “replacement capital securities”; or

•

the market value of any Fifth Third common stock that Fifth Third or its subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Fifth Third or any of its subsidiaries has received equity credit from any rating agency, in each case within the applicable measurement period. Accordingly, there could be circumstances in which it would be in the interest of both you and Fifth Third that some or all of the JSNs or the Trust Preferred Securities be redeemed, and sufficient cash is available for that purpose, but Fifth Third will be restricted from doing so because it did not obtain proceeds from the sale of “replacement capital securities,” which are described in “Replacement Capital Covenant,” or otherwise deliver or issue common stock in connection with the acquisition of property or assets or the conversion or exchange of convertible or exchangeable securities.

Fifth Third has the right to defer interest for 10 years without causing an event of default.

Fifth Third has the right to defer interest on the JSNs for one or more consecutive interest periods of not more than 10 years. Although it would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may fail to pay accrued interest on the JSNs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as Fifth Third is otherwise in compliance with its obligations, such holders will have no remedies against the Trust or Fifth Third for nonpayment unless it fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period.

Fifth Third’s ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.

If Fifth Third elects to defer interest payments, it will not be permitted to pay deferred interest on the JSNs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock, “qualifying preferred stock” up to the “preferred stock issuance cap” and “qualifying warrants” (each as defined under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism”), except in limited circumstances. Those limited circumstances are (i) the occurrence and continuance of a supervisory event (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), (ii) the deferral period is terminated as permitted under the indenture on the interest payment date following certain business combinations (or if later, within 90 days following the date of consummation of the business combination) and (iii) an event of default has occurred and is continuing. In those circumstances, Fifth Third will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the issuance of qualifying preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock issued during any deferral period and applied to pay deferred interest, are equal to 25% of the aggregate principal amount of the outstanding JSNs. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSNs. Market disruption events include events and circumstances both within and beyond Fifth Third’s control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities and notwithstanding its commercially reasonable efforts. Moreover, Fifth Third may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If Fifth Third does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), Fifth Third will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if it has cash available from other sources. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The terms of Fifth Third’s outstanding junior subordinated debentures prohibit it from making any payment of principal or interest on the JSNs or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any JSNs if there has occurred any event that would constitute an event of default under the applicable junior subordinated indenture or the related guarantee or at any time when it has deferred interest thereunder.

Fifth Third must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve disapproves.

The indenture for the JSNs provides that Fifth Third must notify the Federal Reserve if the alternative payment mechanism is applicable and that it may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve disapproves of such issuance or disapproves of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities but not allow use of the proceeds to pay deferred interest on the JSNs and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if Fifth Third elects to defer interest on the JSNs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, it may be unable to pay the deferred interest on the JSNs.

Fifth Third may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, Fifth Third could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

The indenture limits the number of shares of common stock that we may sell to pay deferred interest.

The indenture limits the amount of our common stock that we are permitted to sell to pay deferred interest to the then-current “maximum share number,” as described under “Description of

the Junior Subordinated Notes—Alternative Payment Mechanism,” which will initially be                      million shares. If the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds the then-current maximum share number, we may continue to defer interest, and such deferral will not constitute an event of default or give rise to a right of acceleration or similar remedy unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The indenture limits Fifth Third’s obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period and generally does not obligate it to issue qualifying warrants.

The indenture limits Fifth Third’s obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once Fifth Third reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following its commencement. Although Fifth Third has the right to sell common stock if it has reached the common equity issuance cap but has not reached the maximum share number, it has no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that Fifth Third has, but in general it is not obligated to sell qualifying warrants and no party may require it to. See “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.”

Fifth Third has the ability under certain circumstances to narrow the definition of qualifying APM securities.

Fifth Third may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for Fifth Third to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of, and will adversely affect the United States federal income tax consequences of, the Trust Preferred Securities.

Fifth Third currently does not intend to exercise its right to defer payments of interest on the JSNs. However, if it exercises that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of this deferral right, the market price of the Trust Preferred Securities, payments on which depend solely on payments being made on the JSNs, may be more volatile than the market prices of other securities that are not subject to optional deferral. If Fifth Third does defer interest on the JSNs and you elect to sell Trust Preferred Securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If Fifth Third does defer interest payments on the JSNs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the JSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of Fifth Third’s bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSNs, whether voluntary or not, a holder of JSNs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the first two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Fifth Third has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders of the Trust Preferred Securities have limited rights under the JSNs.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any rights with respect to the JSNs.

If an event of default under the amended declaration of trust were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the JSNs against Fifth Third. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the JSNs.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee were to fail to enforce its rights under the JSNs in respect of an indenture event of default after a record holder of the Trust Preferred Securities has made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against Fifth Third to enforce the property trustee’s rights under the JSNs. In addition, if Fifth Third were to fail to pay interest or principal on the JSNs on the date that interest or principal is otherwise payable, except for deferrals permitted by the amended declaration of trust and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of Fifth Third’s obligations to issue qualifying APM securities pursuant to the alternative payment mechanism, subject to a market disruption event, and for payment of the principal or interest on the JSNs having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the JSNs. In connection with a direct action, Fifth Third would have the right under the indenture and the amended declaration of trust to set off any payment made to that holder by it.

The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the JSNs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSNs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after 10 years of interest deferral, and specific events of bankruptcy, insolvency and reorganization relating to Fifth Third, or the receivership of a major subsidiary depository institution.

There is no right of acceleration upon Fifth Third’s breach of other covenants under the indenture or default on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

An active trading market for the Trust Preferred Securities may not develop.

Prior to this offering, there has been no public market for the Trust Preferred Securities. Although the Trust will apply to have the Trust Preferred Securities listed on the New York Stock Exchange, we can give you no assurance as to the liquidity of any market that may develop for the Trust Preferred Securities. Additionally, although we have been advised that the underwriters intend to make a market in the Trust Preferred Securities, the underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Preferred Securities.

The general level of interest rates and Fifth Third’s credit quality will directly affect the value of the Trust Preferred Securities.

The trading prices of the Trust Preferred Securities will be directly affected by, among other things, interest rates generally and Fifth Third’s credit quality. It is impossible to predict whether interest rates will rise or fall. Fifth Third’s operating results and prospects and economic, financial and other factors will affect the value of the Trust Preferred Securities.

General market conditions and unpredictable factors could adversely affect market prices for the Trust Preferred Securities.

There can be no assurance about the market prices for the Trust Preferred Securities. Several factors, many of which are beyond our control, will influence the market value of the Trust Preferred Securities. Factors that might influence the market value of the Trust Preferred Securities include:

•	whether Fifth Third is deferring interest or is likely to defer interest on the JSNs;

•	Fifth Third’s creditworthiness;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect Fifth Third or the financial markets generally.

Accordingly, the Trust Preferred Securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Fifth Third may redeem the JSNs at any time on or after November 15, 2012 or at any time prior to November 15, 2012 within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or an investment company event.

Fifth Third may redeem the JSNs at any time on or after November 15, 2012, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest through the date of redemption. In addition, prior to November 15, 2012, at any time within 90 days of the occurrence of a tax event, rating agency event, capital treatment event or an investment company event, Fifth Third may redeem the JSNs, in whole but not in part, at a redemption price equal to 100% of their principal amount or, in the event of a redemption in connection with a rating agency event, a make-whole redemption price, in each case plus accrued and unpaid interest through the date of redemption. Except as set forth in the preceding sentence, Fifth Third may not redeem the JSNs prior to November 15, 2012. If the Trust Preferred Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities. See “Description of the Junior Subordinated Notes—Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology or the treatment of the Trust Preferred Securities for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company,” could result in the JSNs being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Notes—Redemption” for a further description of those events.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes.

The JSNs are novel financial instruments and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the JSNs. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the JSNs as indebtedness for United States federal income tax purposes. If, contrary to the opinion of Fifth Third’s tax counsel, the JSNs were recharacterized as equity of Fifth Third, payment on the Trust Preferred Securities to Non-U.S. Holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable treaty rate). See “Certain United States Federal Income Tax Consequences.”

FIFTH THIRD BANCORP

Fifth Third Bancorp is an Ohio corporation and a diversified financial services company headquartered in Cincinnati, Ohio. At September 30, 2007, Fifth Third operated 18 affiliates with 1,181 full-service Banking Centers including 104 Bank Mart® locations open seven days a week inside select grocery stores and 2,153 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third reports on five business segments: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions.

Fifth Third’s principal executive office is: Fifth Third Bancorp, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, telephone number: (513) 534-5300.

Recent Developments

On October 19, 2007, Fifth Third announced its results of operations for the quarter ended September 30, 2007. Fifth Third’s earnings were $376 million in the third quarter of 2007, compared with earnings of $376 million in the second quarter of 2007 and $377 million in the third quarter of 2006. On a diluted per share basis, earnings were $0.71 in the quarter ended September 30, 2007, compared with $0.69 in the second quarter of 2007 and $0.68 in the third quarter of 2006.

Tax-equivalent net interest income was $760 million in the third quarter of 2007, compared with $745 million in the second quarter of 2007 and $719 million in the third quarter of 2006. Noninterest income and noninterest expense were $722 million and $816 million, respectively, in the third quarter of 2007, compared with $707 million and $803 million, respectively, in the second quarter of 2007 and $662 million and $767 million, respectively, in the third quarter of 2006.

On a consolidated basis as of September 30, 2007, Fifth Third had assets of $104.3 billion, deposits of $69.4 billion and shareholders’ equity of $9.3 billion, compared to $101.4 billion, $69.2 billion and $9.2 billion, respectively, as of June 30, 2007, and $105.8 billion, $68.6 billion and $10.0 billion, respectively, as of September 30, 2006. Total average loans and leases were $78.2 billion as of September 30, 2007, compared to $77.0 billion as of June 30, 2007 and $73.9 billion as of September 30, 2006.

Nonperforming assets were $706 million, or 0.92% of total loans and leases and other real estate owned, as of September 30, 2007, compared to $528 million (0.70%) as of June 30, 2007 and $411 million (0.56%) as of September 30, 2006. Net charge-offs as a percentage of average loans and leases were 0.60% in the third quarter of 2007, compared to 0.55% in the second quarter of 2007 and 0.43% in the third quarter of 2006. The provision for loan and lease losses was $139 million in the third quarter of 2007 compared to $121 million in the second quarter of 2007 and $87 million in the third quarter of 2006.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described in the accompanying prospectus under “Where You Can Find More Information.”

Fifth Third Capital Trust VI, or the “Trust,” is a statutory trust formed under Delaware law pursuant to a Declaration of Trust signed by Fifth Third, as sponsor of the Trust, and the Delaware trustee and the filing of a Certificate of Trust with the Delaware Secretary of State on December 17, 2001. The Declaration of Trust will be amended and restated in its entirety before the issuance of the

Trust Preferred Securities. We refer to the Declaration of Trust, as so amended and restated, as the “Amended Declaration.” The Amended Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.” The term of the Trust will be approximately 65 years.

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

Fifth Third will own all of the Trust’s common securities, either directly or indirectly. The common securities rank equally with the Trust Preferred Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Amended Declaration relating to payment defaults on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Fifth Third will acquire common securities in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by Fifth Third as sponsor of the Trust. The trustees will be Wilmington Trust Company, as the property trustee, or “property trustee,” and as the Delaware trustee, or “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Fifth Third. The property trustee will act as sole trustee under the Amended Declaration for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee and the indenture. See “Description of the Guarantee.”

Unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any JSNs, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the Trust Preferred Securities. In addition, holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust’s common securities, and in no event will the holders of the Trust Preferred Securities have such right.

The Trust is a “finance subsidiary” of Fifth Third within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus supplement, and Fifth Third does not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, or “Exchange Act.”

Fifth Third will pay all fees and expenses related to the Trust and the offering of the Trust Preferred Securities.

USE OF PROCEEDS

The Trust will invest the proceeds from its sale of the Trust Preferred Securities through the underwriters to investors and its common securities to Fifth Third in the JSNs issued by Fifth Third. Fifth Third expects to use the net proceeds it will receive upon issuance of the JSNs, expected to be approximately $                     after expenses and underwriting commissions, for general corporate purposes, including the repurchase of Fifth Third’s common stock.

REGULATORY CONSIDERATIONS

The Federal Reserve regulates, supervises and examines Fifth Third as a financial holding company and a bank holding company under the Bank Holding Company Act. Fifth Third’s bank subsidiaries are also regulated by various other federal and state banking regulators. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies, banks and their subsidiaries and specific information relevant to Fifth Third, please refer to Fifth Third’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and any subsequent reports it files with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Fifth Third’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of its banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Fifth Third’s earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect Fifth Third’s business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Fifth Third’s business.

Depositary institutions, like Fifth Third’s bank subsidiaries, are also affected by various federal and state laws, including those relating to consumer protection and similar matters. Fifth Third also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Fifth Third’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING CONSIDERATIONS AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on Fifth Third’s balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes Fifth Third will recognize the aggregate principal amount, net of discount, of the JSNs it issues to the Trust as a liability and the amount it invests in the Trust’s common securities as an asset. The interest paid on the JSNs will be recorded as interest expense on Fifth Third’s income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital for Fifth Third.

CONSOLIDATED EARNINGS RATIOS

The following table provides our consolidated ratios of earnings to fixed charges:

	Six Months Ended June 30, 2007		Years Ended December 31,
			2006		2005		2004		2003		2002
Consolidated ratios of earnings to fixed charges
Excluding interest on deposits	3.13	x	2.36	x	3.45	x	4.87	x	5.76	x	5.48	x
Including interest on deposits	1.69		1.52		2.08		3.00		3.22		2.60
Consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements
Excluding interest on deposits	3.13	x	2.36	x	3.45	x	4.86	x	5.75	x	5.47	x
Including interest on deposits	1.69		1.52		2.08		3.00		3.21		2.59

For purposes of computing both the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements:

•	earnings represent income from continuing operations before income taxes, minority interest and cumulative effect of accounting change, plus fixed charges;

•

fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases;

•

fixed charges, including interest on deposits, include all interest expense and one third of rent expense (the proportion deemed representative of the interest factor of rent expense), net of income from subleases; and

•	pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

CAPITALIZATION

The following table sets forth the consolidated capitalization of Fifth Third as of June 30, 2007, as adjusted to give effect to the issuance of the Trust Preferred Securities and the JSNs. You should read the following table together with Fifth Third’s consolidated financial statements and notes thereto incorporated by reference into the prospectus accompanying this prospectus supplement.

	June 30, 2007
(In millions, except per share data)	Actual	Adjusted
Long-term Debt:
Senior and subordinated debt	$11,140	$11,140

JSNs	817

Total long-term debt	11,957

Shareholders’ equity:
Common stock, $2.22 stated value, 1.3 billion shares authorized, 550.1 million shares outstanding	1,295	1,295

Preferred stock(a)	9	9

Surplus	1,749	1,749

Undivided profits	8,489	8,489
Treasury stock, 47.7 million shares	(2,058)	(2,058)
Accumulated other comprehensive (loss) income	(294)	(294)

Total shareholders’ equity	9,190	9,190

Total long-term debt and shareholders’ equity	21,147

(a)  7,250 shares of 8.0% cumulative Series D convertible (at $23.5399 per share) perpetual preferred stock with a stated value of $1,000 per share were authorized, issued and outstanding; 2,000 shares of 8.0% cumulative Series E perpetual preferred stock with a stated value of $1,000 per share were authorized, issued and outstanding.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of certain terms of the Trust Preferred Securities and of the Amended Declaration under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Amended Declaration, which will be filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Fifth Third.

General

The Trust Preferred Securities will be issued pursuant to the Amended Declaration. The property trustee, Wilmington Trust Company, will act as indenture trustee for the Trust Preferred Securities under the Amended Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Amended Declaration, including any amendments thereto, and those made part of the Amended Declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of Fifth Third’s         % Junior Subordinated Notes due 2067, or “JSNs.”

In addition to the Trust Preferred Securities, the Amended Declaration authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust. Fifth Third will own directly or indirectly all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth under “—Ranking of Common Securities.” The Amended Declaration does not permit the Trust to issue any securities other than the common securities and the Trust Preferred Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by Fifth Third to the extent described under “Description of the Guarantee.” The guarantee, when taken together with Fifth Third’s obligations under the JSNs and the indenture and its obligations under the Amended Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. Wilmington Trust Company, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the JSNs.

The term “holder” in this prospectus supplement with respect to a registered Trust Preferred Security means the person in whose name such Trust Preferred Security is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of DTC or its nominee.

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange.

Distributions

A holder of record of the Trust Preferred Securities will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security on the same payment dates and in the same amounts as Fifth Third pays interest on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from                     , 2007. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008.

In the event any distribution date on or prior to November 15, 2057 is not a business day, the payment made on the following business day shall be made without adjustment. After November 15, 2057, if a distribution date is not a business day, the distribution due on that date will be postponed to the following business day. If Fifth Third defers payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date, which shall be the business day prior to the distribution date, provided that if the Trust Preferred Securities do not remain in book-entry form, the relevant record date shall be the date 15 days prior to the distribution date, whether or not a business day. Distributions on the Trust Preferred Securities will be cumulative. The Trust Preferred Securities will be effectively subordinated to the same debts and liabilities to which the JSNs are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Cincinnati, Ohio, or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or on or after November 15, 2057, a day that is not a London banking day. “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including                     , 2007 and ending on but excluding the first distribution date, February 15, 2008, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the annual rate.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the JSNs. If Fifth Third does not make interest payments on the JSNs, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSNs in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

Fifth Third has the right, on one or more occasions, to defer payment of interest on the JSNs for one or more consecutive interest periods not exceeding 10 years. If it exercises this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. No deferral period may extend beyond the final repayment date of the JSNs or the earlier redemption in full of the JSNs. The Trust will pay deferred distributions on the Trust Preferred Securities as and when Fifth Third pays deferred interest on the JSNs. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment

Mechanism” and “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” for a description of Fifth Third’s right to defer interest on the JSNs, the circumstances when the alternative payment mechanism applies and Fifth Third is obligated to pay deferred interest subject to certain limitations, and restrictions on Fifth Third’s right during any deferral period to make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the JSNs upon its liquidation.

Redemption

If Fifth Third repays or redeems the JSNs, in whole or in part, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of Trust Preferred Securities and common securities equal to the principal amount of JSNs redeemed or repaid. The redemption price for each Trust Preferred Security will be equal to the redemption price paid by Fifth Third on a like amount of JSNs. See “Description of the Junior Subordinated Notes—Redemption.”

If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth under “—Ranking of Common Securities.”

Subject to applicable law, including U.S. federal securities laws and, at any time prior to its termination, to the replacement capital covenant, Fifth Third or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. The replacement capital covenant is scheduled to terminate on November 15, 2047.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption or repurchase of preferred stock or trust preferred securities included in regulatory capital.

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of the JSNs will be mailed at least 10 but not more than 30 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) Fifth Third has paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the JSNs, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any JSNs called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by Fifth Third under the guarantee, then interest on the JSNs will continue to accrue and distributions on the Trust Preferred Securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the JSNs are to be redeemed or repaid on any date, the property trustee will select the particular Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

For all purposes of the Amended Declaration, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

Optional Liquidation of Trust and Distribution of JSNs to Holders

Under the Amended Declaration, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Fifth Third;

•

the written direction from Fifth Third, as holder of the Trust’s common securities, to the property trustee to dissolve the Trust and distribute a like amount of the JSNs to the holders of the Trust Preferred Securities and common securities, subject to Fifth Third’s having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described under “—Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Preferred Securities and common securities a like amount of the JSNs. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and common securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

After the liquidation date fixed for any distribution of JSNs to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the JSNs to be delivered upon such distribution;

•

any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent JSNs having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive JSNs upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSNs in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—Receipt of JSNs or Cash upon Liquidation of the Trust” below.

Liquidation Value

Upon liquidation of the Trust, you would be entitled to receive $25 per Trust Preferred Security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of JSNs, subject to specified exceptions.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except upon the occurrence and continuation of a payment default on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Amended Declaration resulting from an event of default under the indenture for the JSNs, Fifth Third, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Amended Declaration until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Amended Declaration with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on Fifth Third’s behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Trust Preferred Securities.

Events of Default under the Amended Declaration

Any one of the following events constitutes an event of default under the Amended Declaration, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the JSNs beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Amended Declaration for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Amended Declaration; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the Trust Securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. Fifth Third, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not it or they are in compliance with all the conditions and covenants applicable to it and to them under the Amended Declaration.

The existence of a Trust Event of Default under the Amended Declaration, in and of itself, with respect to the JSNs does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such JSNs.

An event of default under the indenture entitles the property trustee, as sole holder of the JSNs, to declare the JSNs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default and acceleration with respect to the

JSNs, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by Fifth Third, the holder of the Trust’s common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities for cause or by the holders of a majority in liquidation amount of the Trust Preferred Securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Fifth Third, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Amended Declaration.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, Fifth Third, as the holder of the Trust’s common securities, and the administrative trustees shall have the power to appoint one or more eligible persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Amended Declaration. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Amended Declaration, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to Fifth Third or any other person, except as described below or as otherwise described in the Amended Declaration. The Trust may, at Fifth Third’s request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

¡	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

¡

substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, or the “Successor Securities,” so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the JSNs then held by or on behalf of the property trustee;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

¡

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

¡

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;

•

the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes; and

•

Fifth Third or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Amended Declaration

Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the Amended Declaration, the holders of the Trust

Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Amended Declaration, including in respect of JSNs beneficially owned by the Trust. Under the Amended Declaration, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Amended Declaration. Fifth Third and the administrative trustees may amend the Amended Declaration without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities or the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee, to:

•

cure any ambiguity, correct or supplement any provisions in the Amended Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Amended Declaration, which may not be inconsistent with the other provisions of the Amended Declaration;

•

modify, eliminate or add to any provisions of the Amended Declaration to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for U.S. federal income tax purposes at all times that any Trust Preferred Securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Amended Declaration to the description of the Amended Declaration, the Trust Preferred Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Amended Declaration.

Any amendment of the Amended Declaration shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

Fifth Third and the administrative trustees may generally amend the Amended Declaration with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding Trust Preferred Securities affected by the amendments; provided that the trustees of the Trust have received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Amended Declaration may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and JSNs. So long as the property trustee holds any JSNs, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the JSNs, or execute any trust or power conferred on the indenture trustee with respect to such JSNs;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the JSNs is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such JSNs, where such consent by the holders of the JSNs shall be required.

If a consent under the indenture would require the consent of each holder of JSNs affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the JSNs. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

General. Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Amended Declaration.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Amended Declaration.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are beneficially owned by Fifth Third or its affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be Wilmington Trust Company and any co-paying agent chosen by the property trustee and acceptable to Fifth Third and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Wilmington Trust Company shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to Fifth Third.

Registrar and Transfer Agent

Wilmington Trust Company will act as registrar and transfer agent, or “Transfer Agent,” for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but only upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Fifth Third for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but the Trust may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. Fifth Third may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Amended Declaration. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Amended Declaration at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Amended Declaration or is unsure of the application of any provision of the Amended Declaration, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Amended Declaration to vote, then the property trustee will take any action that Fifth Third directs. If it does not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Fifth Third and its affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Governing Law

The Amended Declaration will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act and will not be characterized as other than a grantor trust for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the JSNs will be treated as indebtedness of Fifth Third for U.S. federal income tax purposes.

In this regard, Fifth Third and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Amended Declaration, that Fifth Third and the administrative trustees determine to be necessary or desirable to achieve such ends, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for Fifth Third common stock or preferred stock.

Subject to the replacement capital covenant and to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, Fifth Third or its affiliates may from time to time purchase any of the Trust Preferred Securities that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities in the future, provided that the Trust:

•	receives an opinion of counsel experienced in such matters that after the issuance,

¡	the Trust will not be taxable as a corporation for United States federal income tax purposes, and

¡	the issuance will not result in the recognition of any gain or loss to existing holders,

•	the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act, and

•	the Trust concurrently purchases a like amount of JSNs.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby, provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $                     million. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of certain terms of the JSNs and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the JSNs and the indenture, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Fifth Third.

The JSNs will be issued pursuant to the Junior Subordinated Indenture, dated as of March 20, 1997, between Fifth Third and Wilmington Trust Company, as indenture trustee. We refer to the Junior Subordinated Indenture, as amended and supplemented (including by a third supplemental indenture, to be dated as of the date of issuance of the JSNs), as the “indenture,” and to Wilmington Trust Company or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered JSN, we mean the person in whose name such JSN is registered in the security register.

The indenture does not limit the amount of debt that Fifth Third or its subsidiaries may incur either under the indenture or other indentures to which Fifth Third is or becomes a party. The JSNs are not convertible into or exchangeable for Fifth Third’s common stock or authorized preferred stock.

General

The JSNs will be unsecured and will be deeply subordinated upon Fifth Third’s liquidation (whether in bankruptcy or otherwise) to all of its indebtedness for money borrowed, including other subordinated debt that is not by its terms expressly made pari passu with or junior to the JSNs upon liquidation. The JSNs will rank pari passu with the existing parity obligations.

Interest Rate and Interest Payment Dates

The JSNs will bear interest:

•	at the annual rate of % from and including , 2007 to but excluding November 15, 2057; and

•	at an annual rate equal to three-month LIBOR plus % from and including November 15, 2057,

payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008. We refer to these dates as “interest payment dates,” and to the period beginning on and including                     , 2007 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable will be computed with respect to any interest period ending on or prior to November 15, 2057 on the basis of a 360-day year consisting of twelve 30-day months and with respect to any interest period after such date on the basis of a 360-day year and the actual number of days elapsed. In the event that any interest payment date on or prior to the regularly scheduled interest payment in November 2057 is not a business day, the interest payment made on the following business day shall be made without the accrual of additional interest. After November 15, 2057, if an interest payment date is not a business day, the interest payment due on that date will be postponed to the following business day.

For the purposes of calculating interest due on the JSNs after November 15, 2057:

•

“LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period, commencing on the first day of that quarterly interest period that appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly interest period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that quarterly interest period, and in a principal amount of not less than $1,000,000, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with Fifth Third), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that quarterly interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that quarterly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on November 15, 2057,             %. The establishment of three-month LIBOR for each quarterly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means Wilmington Trust Company, or any other firm appointed by Fifth Third, acting as calculation agent.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly interest period.

•

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Accrued interest that is not paid on the applicable interest payment date (after giving effect to the adjustment for non-business days described above) will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The terms “interest” and “deferred interest” refer not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date (i.e., compounded interest).

Maturity

The JSNs will mature on November 15, 2067.

Option to Defer Interest Payments

Fifth Third may on one or more occasions defer payment of interest on the JSNs for one or more consecutive interest periods up to 10 years. Fifth Third may not defer interest beyond the final repayment date or the earlier redemption in full of the JSNs. Fifth Third has no present intention of exercising its right to defer payments of interest on the JSNs.

Deferred interest on the JSNs will bear interest at the then applicable rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which Fifth Third elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the JSNs.

Fifth Third has agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•

immediately following the first interest payment date during the deferral period on which Fifth Third elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

Fifth Third will not pay deferred interest on the JSNs prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing.

Fifth Third may pay current interest at all times from any available funds.

If a supervisory event, as defined under “—Alternative Payment Mechanism,” has occurred and is continuing, then Fifth Third may (but is not obligated to) pay deferred interest with cash from any source without a breach of its obligations under the indenture. In addition, if Fifth Third sells qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, it may use the proceeds for other purposes and continue to defer interest without a breach of its obligations under the indenture.

If Fifth Third is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date will immediately terminate the deferral period. Fifth Third will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Trust Preferred Securities.

Although Fifth Third’s failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

If Fifth Third has paid all deferred interest (and compounded interest thereon) on the JSNs, it can again defer interest payments on the JSNs as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the JSNs, Fifth Third will give the property trustee and the relevant Delaware trustee written notice of its election to commence or extend a deferral period no more than 30 and no less than five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of Fifth Third’s election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the JSNs, Fifth Third will give the holders of the JSNs and the indenture trustee written notice of its election of a deferral period no more than 30 and no less than five business days before the next interest payment date.

If Fifth Third defers payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

Fifth Third will agree that, so long as any JSNs remain outstanding, if it has given notice of its election to defer interest payments on the JSNs but the related deferral period has not yet commenced or if a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Fifth Third’s capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of its debt securities that rank, or make any payments under any guarantee that ranks, upon Fifth Third’s liquidation, pari passu with the JSNs (including the JSNs, “parity securities”) or junior to the JSNs; or

•	make any payments under any guarantee that ranks junior to Fifth Third’s guarantee related to the JSNs.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of Fifth Third capital stock in connection with:

¡	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants;

¡	a dividend reinvestment or shareholder purchase plan;

¡

transactions effected by or for the account of customers of Fifth Third or any of its affiliates or in connection with the distribution, trading or market-making in respect of the Trust Preferred Securities; or

¡

the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange or conversion of any class or series of Fifth Third capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of Fifth Third capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs), provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on parity securities that, if not made, would cause Fifth Third to breach the terms of the instrument governing such parity securities; or

•	any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities.

Fifth Third’s outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the JSNs as well as any guarantee payments on the guarantee of the JSNs if circumstances comparable to the foregoing occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, Fifth Third may not repurchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if Fifth Third is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events,” if Fifth Third defers interest on the JSNs, it will be required, commencing not later than the earlier of (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until Fifth Third has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest on the JSNs. We refer to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

Except as provided below, Fifth Third has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest on the JSNs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	Fifth Third may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•

Fifth Third is not permitted to sell shares of its common stock in an amount in excess of the “maximum share number” for the purpose of paying deferred interest on the JSNs. The maximum share number will initially equal                      million shares of Fifth Third’s common stock. If the issued and outstanding shares of Fifth Third’s common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the maximum share number shall be correspondingly adjusted;

•

Fifth Third is not required to issue common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period if the net proceeds of any issuance of common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

Fifth Third is not permitted to issue qualifying preferred stock to pay deferred interest on the JSNs to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the outstanding JSNs (the “preferred stock issuance cap”); and

•

So long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at Fifth Third’s sole discretion, and it will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the JSNs, and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

Once Fifth Third reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period even if the amount referred to in the third bullet point above subsequently increases because of a subsequent increase in the current stock market price of Fifth Third’s common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point Fifth Third must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to the maximum share number, any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and Fifth Third subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until it starts a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) Fifth Third has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of common stock and qualifying preferred stock in excess of the “maximum share number” and “preferred stock issuance cap,” respectively), in each case to persons that are not its subsidiaries.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants, provided that Fifth Third may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. Fifth Third will promptly notify the holders of the JSNs, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Amended Declaration, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock that (1) contains no remedies other than “permitted remedies” and (2) (a) is subject to “intent-based replacement disclosure” and has a provision that prohibits Fifth Third from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant,” as such terms are defined under “Replacement Capital Covenant.”

“Qualifying warrants” means net share settled warrants to purchase Fifth Third’s common stock that (1) have an exercise price greater than the “current stock market price” of its common stock as of the date it agrees to issue the warrants, and (2) Fifth Third is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. Fifth Third intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Fifth Third’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the Nasdaq Global Select Market or, if its common stock is not then listed on the Nasdaq Global Select Market, as reported by the principal U.S. securities exchange on which its common stock is traded. If its common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Fifth Third’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

A “supervisory event” shall commence upon the date Fifth Third has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the JSNs, and Fifth Third has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies Fifth Third in writing that it no longer disapproves of its intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the JSNs. The occurrence and continuation of a supervisory event will excuse Fifth Third from its obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSNs and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Fifth Third to sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the JSNs.

Although Fifth Third’s failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the JSNs and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.“

If, due to a market disruption event or otherwise, Fifth Third were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and each holder of Trust Preferred Securities will be entitled to receive a pro rata share of any amounts received on the JSNs. If Fifth Third has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the JSNs and those other parity securities on a pro rata basis up to the maximum share number and the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the JSNs and such securities, or on such other basis as the Federal Reserve may approve. The existing parity obligations obligate Fifth Third to sell certain qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in Fifth Third’s common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which its common stock and/or preferred stock is then listed or traded (currently the Nasdaq Global Select Market for Fifth Third’s common stock) shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Fifth Third’s qualifying APM securities;

•

Fifth Third would be required to obtain the consent or approval of a regulatory body (including any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Fifth Third’s qualifying APM securities;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Fifth Third’s qualifying APM securities;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Fifth Third’s qualifying APM securities;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Fifth Third’s qualifying APM securities;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities would, in Fifth Third’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in Fifth Third’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede Fifth Third’s ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

Fifth Third reasonably believes that the offering document for the offer and the sale of its qualifying APM securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

Fifth Third will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, (b) the market disruption event or supervisory event continued for only part of this period, but Fifth Third was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest, or (c) the supervisory event prevents Fifth Third from applying the net proceeds of sales of qualifying APM securities to pay deferred interest on such interest payment date.

Fifth Third will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Redemption

The JSNs are:

•

redeemable, in whole or in part, at any time on or after November 15, 2012 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest through the date of redemption;

•	redeemable, in whole but not in part, after the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	not subject to any sinking fund or similar provisions.

Except as set forth above, the JSNs are not redeemable prior to November 15, 2012.

Any redemption or repayment of the JSNs prior to November 15, 2047 is subject to its obligations under the replacement capital covenant as described under “Replacement Capital Covenant.”

Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the JSNs.

The redemption price of the JSNs will be equal to (i) 100% of the principal amount of the JSNs being redeemed or (ii) in the case of a redemption after the occurrence of a “rating agency event,” a “make-whole redemption price” equal to (x) 100% of the principal amount of the JSNs being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from November 15, 2012) and interest that would have been payable to and including November 15, 2012 (discounted from their respective interest payment dates) on the JSNs to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case plus accrued and unpaid interest to the redemption date.

A “capital treatment event” means Fifth Third’s reasonable determination that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that Fifth Third will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Fifth Third.

An “investment company event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

A “tax event” means that Fifth Third has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Trust Preferred Securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities; or

•

threatened challenge asserted in connection with an audit of the Trust, Fifth Third or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the JSNs or the Trust Preferred Securities;

there is more than an insubstantial increase in risk that:

•	the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the JSNs;

•	interest payable by Fifth Third on the JSNs is not, or will not be, deductible by Fifth Third, in whole or in part, for United States federal income tax purposes; or

•	the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

A “rating agency event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the JSNs of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for Fifth Third (a “rating agency”), which amendment, clarification or change results (i) in the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the JSNs or (ii) in a lower equity credit for the JSNs than the then respective equity credit assigned by such rating agency or its predecessor on the closing date of this offering.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSNs being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means UBS Securities LLC (or its successor) or, if UBS Securities LLC (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Fifth Third will notify the Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of JSNs to be redeemed at its registered address. Unless Fifth Third defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the JSNs or portions thereof called for redemption.

Fifth Third may not redeem the JSNs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSNs for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither Fifth Third nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, JSNs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSNs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSNs so selected for redemption, except, in the case of any JSNs being redeemed in part, any portion thereof not to be redeemed.

Subordination

Fifth Third’s obligations to pay interest on, and principal of, the JSNs are subordinate and junior in right of payment and upon liquidation to all its senior debt as defined below, whether now outstanding or subsequently incurred.

For purposes of the JSNs, “senior debt” is defined as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Fifth Third whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1) debt for money Fifth Third has borrowed;

(2) debt evidenced by a bond, note, debt security, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3) debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure Fifth Third’s obligations;

(4) any debt of others described in the preceding clauses (1) through (3) which Fifth Third has guaranteed or for which Fifth Third is otherwise liable;

(5) debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on Fifth Third’s property;

(6) Fifth Third’s obligation as lessee under any lease of property which is reflected on Fifth Third’s balance sheet as a capitalized lease;

(7) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8) Fifth Third’s obligations to make payments under the terms of financial instruments such as securities contracts and foreign currency exchange contracts, derivative instruments and other similar financial instruments.

For purposes of the JSNs, senior debt will exclude the following:

(A) the guarantee of the Trust Preferred Securities;

(B) any indebtedness or guarantee that is by its terms subordinated to, or ranks equally with, the JSNs and the issuance of which, in the case of this clause (B) only, (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of Cleveland or the staff of the Federal Reserve or (y) does not at the time of issuance prevent the JSNs from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Fifth Third’s Tier 1 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve; and

(C) trade accounts payable and other accrued liabilities arising in the ordinary course of business.

No change in the subordination of the JSNs in a manner adverse to holders will be effective against any holder without its consent.

All liabilities of Fifth Third’s subsidiaries, including trade accounts payable and accrued liabilities arising in the ordinary course of business, are effectively senior to the JSNs to the extent of the assets of such subsidiaries. At June 30, 2007, Fifth Third’s indebtedness for money borrowed (excluding all of the liabilities of its subsidiaries) that would rank senior to the JSNs upon liquidation was approximately $3.7 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSNs upon liquidation totaled approximately $84.7 billion. The JSNs will rank pari passu with the existing parity obligations.

In addition, Fifth Third will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the JSNs except in compliance with applicable Federal Reserve regulations and guidelines.

If certain events in bankruptcy, insolvency or reorganization occur, Fifth Third will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the JSNs. In such an event, it will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the JSNs. Fifth Third will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until it has paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, it may make payments or distributions on the JSNs so long as:

•	the payments or distributions consist of securities issued by Fifth Third or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

If such events in bankruptcy, insolvency or reorganization occur, after Fifth Third has paid in full all amounts owed on senior and subordinated debt, the holders of JSNs together with the holders of any of its other obligations ranking equal with the JSNs will be entitled to receive from its remaining assets any principal or interest due at that time on the JSNs and such other obligations before it makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the JSNs.

If Fifth Third violates the indenture by making a payment or distribution to holders of the JSNs before Fifth Third has paid all the senior and subordinated debt in full, then such holders of the JSNs will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing its assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of JSNs will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by Fifth Third or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

Because of the subordination, if Fifth Third becomes insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the JSNs having a claim pursuant to those securities may receive less, ratably, than its other creditors, including trade creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the JSNs.

Fifth Third may modify or amend the indenture as provided under “—Modification of Indenture.” However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the indenture relating to the subordination of the JSNs in a manner that would adversely affect the holders of senior and subordinated debt.

The indenture places no limitation on the amount of senior and subordinated debt that Fifth Third may incur. Fifth Third expects from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSNs, by that holder’s acceptance of the JSNs, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSNs, that holder of JSNs will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the first two years of accumulated and unpaid interest (including compounded interest thereon) on the JSNs and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Fifth Third has applied to pay such deferred interest pursuant to the alternative payment mechanism. Each holder of JSNs is deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Payment; Exchange; Transfer

If the Trust is dissolved and the JSNs are distributed to the holders of the Trust Preferred Securities, Fifth Third will appoint a paying agent from whom holders of JSNs can receive payment of the principal of and interest on the JSNs. It may elect to pay any interest on the JSNs by mailing a check to the person listed as the owner of the JSNs in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of Fifth Third’s affiliates may serve as the paying agent under the indenture. It will pay interest on the JSNs:

•	on an interest payment date to the person in whose name that JSN is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such JSNs at the office of the appointed paying agent.

Any money that Fifth Third pays to a paying agent for the purpose of making payments on the JSNs and that remains unclaimed two years after the payments were due will, at its request, be returned to Fifth Third and after that time any holder of such JSNs can only look to Fifth Third for the payments on such JSNs.

Any JSNs can be exchanged for other JSNs so long as such other JSNs are denominated in authorized denominations and have the same aggregate principal amount and same terms as the JSNs that were surrendered for exchange. The JSNs may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Fifth Third for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the JSNs, but Fifth Third may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the JSNs. It may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by Fifth Third where holders can surrender the JSNs for registration of transfer or exchange. However, Fifth Third will be required to maintain an office or agency in each place of payment for the JSNs.

Denominations

The JSNs will be issued only in registered form, without coupons, in denominations of $25 each or multiples of $25.

Limitation on Mergers and Sales of Assets

The indenture provides that Fifth Third may not consolidate with or merge into another corporation or transfer its properties and assets substantially as an entirety to another person unless:

•

the entity formed by the consolidation or into which Fifth Third merges, or to which Fifth Third transfers its properties and assets, (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the JSNs, and the performance of Fifth Third’s other covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing under the indenture; and

•	certain other conditions as prescribed in the indenture are met.

If Fifth Third consolidates or merges with or into any other entity or sells or leases all or substantially all of its assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for Fifth Third in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise Fifth Third’s rights and powers under the indenture, in Fifth Third’s name and, except in the case of a lease of all or substantially all of its properties and assets, it will be released from all of its liabilities and obligations under the indenture and under the JSNs.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the JSNs:

•

default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Fifth Third (not including any of its subsidiaries); or

•

receivership of a major subsidiary depository institution of Fifth Third within the meaning of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies. As of the date of this prospectus supplement, Fifth Third Bank and Fifth Third Bank (Michigan) are Fifth Third’s only major subsidiary depository institutions.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest on all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. Should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities will have the right to do so.

If such a declaration occurs, the holders of not less than a majority of the aggregate principal amount of the outstanding JSNs can, subject to certain conditions (including, if the JSNs are held by the Trust or a trustee of the Trust, the consent of the holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the JSNs do not rescind such declaration and the JSNs are beneficially owned by the Trust or property trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding JSNs may waive any past default, except:

•

a default in payment of principal or interest (including any additional interest) (unless the default has been cured and a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration has been deposited with the trustee); or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSN.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority in principal amount of the JSNs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

Fifth Third is required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against Fifth Third if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism, subject to a market disruption event or it fails to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing Fifth Third to enforce the property trustee’s rights under the JSNs.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Fifth Third will not enter into any supplemental indenture with the Trustee to add any additional event of default with respect to the JSNs without the consent of the holders of at least a majority in aggregate principal amount of outstanding JSNs.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on Fifth Third’s ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•

pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require Fifth

Third to repurchase or redeem or modify the terms of any of the JSNs upon a change of control or other event involving it that may adversely affect the creditworthiness of the JSNs.

The alternative payment mechanism, which is implemented through Fifth Third’s covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require Fifth Third to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSNs.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the JSNs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSNs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.”

If the JSNs are distributed to the holders of Trust Preferred Securities, Fifth Third anticipates that the depositary arrangements for the JSNs will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System.”

Modification of Indenture

Under the indenture, certain of Fifth Third’s rights and obligations and certain of the rights of holders of the JSNs may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding JSNs. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity of any payment of principal or interest (including any additional interest);

•	a reduction or change in the manner of calculating payments due on the JSNs;

•	a reduction in any principal amount, premium or interest, on the JSNs;

•	change the place of payment where, or the coin or currency or currency unit in which, any principal, premium or interest, on the JSNs is payable;

•	a limitation of a holder’s right to sue Fifth Third for the enforcement of payments due on the JSNs;

•

a reduction in the percentage of outstanding JSNs required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in the subordination of the JSNs in a manner adverse to holders; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding JSNs may, on behalf of all holders of the JSNs, waive compliance by Fifth Third with any covenant or condition contained in the indenture.

If the JSNs are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding JSN is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

Fifth Third and the indenture trustee may execute, without the consent of any holder of JSNs, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to Fifth Third, and the assumption by such successor of its covenants contained in the indenture and the JSNs;

•	transferring any property to or with the indenture trustee or surrendering any of Fifth Third’s rights or powers under the indenture;

•	adding covenants of Fifth Third for the benefit of the holders of the JSNs;

•	adding any additional events of default for the JSNs;

•	changing or eliminating any provision of the indenture, provided that the change or elimination does not apply to the JSNs;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the JSNs in any material respect or if the JSNs are beneficially owned by the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the JSNs;

•	complying with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act; or

•	conforming the terms of the indenture and the JSNs to the description of the JSNs in this prospectus supplement, in the manner provided in the indenture.

Fifth Third may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the second supplemental indenture to eliminate common stock or qualifying warrants (but not both) from the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism if has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

Trust Expenses

Pursuant to an expense agreement with the Trust, Fifth Third agrees to pay, and reimburse the Trust for, the full amounts of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Preferred Securities the amounts due such holders pursuant to the terms of the Trust Preferred Securities. This payment obligation will include any costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust.

Governing Law

The indenture and the JSNs will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of JSNs unless offered reasonable indemnification. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Fifth Third.

General

The following payments on the Trust Preferred Securities, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by Fifth Third under a guarantee, or “guarantee,” that Fifth Third will execute and deliver for the benefit of the holders of Trust Preferred Securities. Pursuant to the guarantee, it will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the Trust Preferred Securities, the lesser of:

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the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

¡	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Fifth Third’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Fifth Third to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

If Fifth Third does not make a required payment on the JSNs, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. If Fifth Third does not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of its rights as registered holder of the JSNs or proceed directly against Fifth Third for payment of any amounts due on the JSNs. See “—Status of the Guarantee.” Because Fifth Third is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that Fifth Third may itself be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by Fifth Third of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with Fifth Third’s obligations under the indenture and the Trust’s obligations under the Amended Declaration, including Fifth Third’s obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

Fifth Third will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust’s common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all Fifth Third’s senior and subordinated debt in the same manner as the JSNs as set forth in the indenture; and

•

equally with all other guarantees for payments on Trust Preferred Securities that Fifth Third issues in the future to the extent the related subordinated notes by their terms rank pari passu with the JSNs, subordinated notes that Fifth Third issues in the future to the extent that by their terms rank pari passu with the JSNs and any of its other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. The approval of such holders will not be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee will bind Fifth Third’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the JSNs in exchange for all of the Trust Preferred Securities; or

•	upon full payment of the amounts payable in accordance with the Amended Declaration upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if Fifth Third fails to perform any payment obligation or if it fails to perform any other obligation under the guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Fifth Third to enforce the guarantee trustee’s rights and Fifth Third’s obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, Fifth Third is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Fifth Third and its affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED NOTES AND GUARANTEE

As set forth in the Amended Declaration, the exclusive purposes of the Trust are:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the JSNs, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of JSNs equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and the Trust’s common securities;

•	the interest rate on the JSNs will match the distribution rate on the Trust Preferred Securities and the Trust’s common securities;

•	the interest and other payment dates on the JSNs will match the distribution dates for the Trust Preferred Securities and the Trust’s common securities;

•

under the indenture, Fifth Third will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Amended Declaration further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, Fifth Third guarantees payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If Fifth Third does not make interest payments on the JSNs, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

Fifth Third has the right to set off any payment that it is otherwise required to make under the indenture with any payment that it has previously made or is concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that Fifth Third has made a payment of interest or principal or other payments on the JSNs. The guarantee, when taken together with Fifth Third’s obligations under the JSNs and the indenture and its obligations under the Amended Declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If Fifth Third fails to make interest or other payments on the JSNs when due, taking into account any applicable deferral period, the Amended Declaration allows the holders of the Trust

Preferred Securities to direct the property trustee to enforce its rights under the JSNs. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue Fifth Third to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if Fifth Third breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism, subject to a market disruption event, or it fails to make interest or other payments on the JSNs when due, taking into account any applicable deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing Fifth Third to enforce the property trustee’s rights under the JSNs.

Fifth Third acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If Fifth Third fails to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue Fifth Third to enforce the guarantee trustee’s rights under the guarantee. The holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue Fifth Third to enforce the holder’s right to receive payment under the guarantee. The holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

Fifth Third and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee on a subordinated basis by Fifth Third of payments due on the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of JSNs is that a holder of JSNs would be entitled to receive from the issuer the principal amount of and interest accrued on such JSNs, while a holder of Trust securities is entitled to receive distributions from the Trust, or from Fifth Third under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of Fifth Third, the holders of the JSNs would be subordinated creditors of Fifth Third, subordinated in right of payment to all indebtedness senior to the JSNs as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of Fifth Third’s shareholders receive distributions. Since Fifth Third is the guarantor under the guarantee and has agreed under the indenture to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to Fifth Third’s shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from Fifth Third.

At or around the time of issuance of the Trust Preferred Securities, Fifth Third will enter into a replacement capital covenant pursuant to which Fifth Third will agree for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of Fifth Third’s largest depositary institution subsidiary, which is currently Fifth Third Bank) that it will not repay, redeem or purchase, nor will any of its subsidiaries purchase, any of the JSNs or the Trust Preferred Securities prior to November 15, 2047, unless:

•	Fifth Third has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price, does not exceed the sum of:

¡

the applicable percentage of the aggregate amount of net cash proceeds Fifth Third and its subsidiaries have received from the sale to persons other than Fifth Third and its subsidiaries of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to Fifth Third’s dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” or “qualifying capital securities”; plus

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the applicable percentage of the market value of any common stock that Fifth Third or any of its subsidiaries has delivered to persons other than Fifth Third and its subsidiaries as consideration for property or assets in an arm’s-length transaction or issued to persons other than Fifth Third and its subsidiaries in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which Fifth Third or any of its subsidiaries has received equity credit from any rating agency;

in each case within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); provided that the foregoing restrictions shall not apply to (i) the purchase of the JSNs or Trust Preferred Securities or any portion thereof by subsidiaries of Fifth Third in connection with the distribution thereof or market-making or other secondary-market activities or (ii) to any distribution of the JSNs to holders of the Trust Preferred Securities upon a dissolution of the Trust. We refer collectively to common stock, rights to acquire common stock, “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities” as “replacement capital securities.” For purposes of the replacement capital covenant, the term “repay” includes the defeasance by Fifth Third of the JSNs as well as the satisfaction and discharge of its obligations under the indenture with respect to the JSNs. The replacement capital covenant will apply to any further issues of JSNs pursuant to the indenture.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the JSNs occurs. Furthermore, Fifth Third will be released from all its obligations under the replacement capital covenant if it sells, conveys, transfers or otherwise disposes of all or substantially all its assets to any person and (i) such person assumes all the obligations of Fifth Third under the indenture governing the then applicable series of long-term indebtedness and the indenture for the JSNs, (ii) such person assumes all the obligations of Fifth Third under the replacement capital covenant and (iii) Fifth Third is released from its obligations under the indenture governing the then applicable series of long-term indebtedness and the indenture for the JSNs.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means, with respect to:

•	common stock and rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to Fifth Third’s dividend reinvestment plan or employee benefit plans):

¡	133.33% prior to November 15, 2017;

¡	200% on or after November 15, 2017 and prior to November 15, 2037; and

¡	400% on or after November 15, 2037;

•

debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities and qualifying capital securities described under clause (1) of the definition of that term:

¡	100% prior to November 15, 2017;

¡	150% on or after November 15, 2017 and prior to November 15, 2037; and

¡	300% on or after November 15, 2037;

•	with respect to qualifying capital securities described under clause (2) of the definition of that term:

¡	100% prior to November 15, 2037; and

¡	200% on or after November 15, 2037; and

•	with respect to qualifying capital securities described under clause (3) of the definition of that term, 100%.

“Common stock” means Fifth Third’s common stock (including common stock issued pursuant to its dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments; and (ii) Fifth Third’s subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contracts; (b) provides that the holders directly or indirectly grant Fifth Third a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and (d) provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contract and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by Fifth Third exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that: (a) gives the holder a beneficial interest in (i) Fifth Third’s subordinated debt securities that include a provision requiring it to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after Fifth Third first defers distributions on such securities and that are its most junior subordinated debt (or rank pari passu with its most junior subordinated debt) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Fifth Third’s qualifying preferred stock; (b) provides that the holders directly or indirectly grant to Fifth Third a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts; (c) includes a remarketing feature pursuant to which Fifth Third’s subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) Fifth Third’s capital ratios, (ii) its capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity”; (d) provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that Fifth Third will settle the stock purchase contracts by exercising its rights as a secured creditor with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity”; (e) includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include debt exchangeable for common equity or debt exchangeable for preferred equity as “replacement capital securities”; and (f) after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Fifth Third’s common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities on or prior to November 15, 2047, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities after November 15, 2047, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150-day (or any shorter) period preceding the date that is 30 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150-day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to JSNs or Trust Preferred Securities or on which Fifth Third repurchases, or any subsidiary purchases, any JSN or Trust Preferred Security, the period beginning on the measurement date with respect to such notice or purchase and ending on such notice or purchase date, as the case may be. Measurement Periods cannot run concurrently.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and REIT preferred securities) that, in the determination of Fifth Third’s board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities prior to November 15, 2017,

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years; and (c) either

¡	(i) (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant” or

¡	(ii) have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•	“qualifying preferred stock”; or

(2)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after November 15, 2017 but prior to November 15, 2037,

•	securities described under clause (1) in this definition;

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either

¡	are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision”, or

¡	(x) are subject to “intent-based replacement disclosure” and (y) have a “no payment provision” or are “non-cumulative”;

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either

¡	(i) (x) have a “no payment provision” or are “non-cumulative” and (y) are subject to a “qualifying replacement capital covenant”, or

¡	(ii) have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (c) have an “optional deferral provision” and a “mandatory trigger provision”; or

•

securities issued by Fifth Third or its subsidiaries that (a) rank (x) senior to the JSNs and securities that rank pari passu with the JSNs but (y) junior to all other debt securities of Fifth Third (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding up, and (b) either:

¡

have no maturity or a maturity of at least 60 years and either (i) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

¡	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

•

preferred stock issued by Fifth Third or its subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a “qualifying replacement capital covenant”;

(3)	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time on or after November 15, 2037,

•	securities described under clause (2) in this definition;

•	securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) either

¡	(i) (x) have no maturity or a maturity of at least 60 years and (y) are subject to “intent-based replacement disclosure” or

¡	(ii) (x) have no maturity or a maturity of at least 40 years and (y) are subject to a “qualifying replacement capital covenant,” and

(c) have an “optional deferral provision”;

•

securities issued by Fifth Third or its subsidiaries that (a) rank pari passu with or junior to the JSNs upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (c) are “non-cumulative” or have a “no payment provision”;

•	securities issued by Fifth Third or its subsidiaries that (a) rank (x) senior to the JSNs and securities that rank pari passu with the JSNs but (y) junior to all other debt securities of Fifth Third (other than (i) the JSNs and securities that rank pari passu with the JSNs and (ii) securities that rank pari passu with such qualifying capital securities) upon its liquidation, dissolution or winding up, and (b) either:

¡

have no maturity or a maturity of at least 60 years and either (i) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (ii) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

¡

have no maturity or a maturity of at least 40 years and either (i) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (ii) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by Fifth Third or its subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” for Fifth Third unless such approval is obtained.

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a Fifth Third subsidiary that Fifth Third holds through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for Fifth Third’s non-cumulative perpetual preferred stock and that satisfies the following requirements:

•

such non-cumulative perpetual preferred stock and the related Fifth Third non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•

such non-cumulative perpetual preferred stock must be exchangeable automatically into Fifth Third’s non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•

if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•

Fifth Third’s non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock issued as part of such transaction ranks pari passu with or junior to Fifth Third’s other preferred stock; and

•	such “REIT preferred securities” and Fifth Third’s non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities”, provisions in the related transaction documents permitting Fifth Third, in its sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring Fifth Third to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which Fifth Third pays current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Fifth Third or any of its subsidiaries as consideration for such “APM qualifying securities”) that Fifth Third has received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying preferred stock” or “mandatorily convertible preferred stock”;

•

permit Fifth Third to pay current distributions on any distribution date out of any source of funds but (x) require it to pay deferred distributions only out of eligible proceeds and (y) prohibit it from paying deferred distributions out of any source of funds other than eligible proceeds;

•

if deferral of distributions continues for more than one year, require Fifth Third not to redeem or repurchase any of its securities ranking pari passu with or junior to any APM qualifying securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

•

notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves Fifth Third’s sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if Fifth Third elects to so provide in the terms of such “qualifying capital securities”) permit it to pay deferred distributions from any source or, if the Federal Reserve does not disapprove its issuance and sale of “APM qualifying securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if Fifth Third elects to so provide in the terms of such “qualifying capital securities”) permit it to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents;

•

include a provision that, notwithstanding the common cap and the preferred cap (as each is defined below in the bullet immediately below), for purposes of paying deferred distributions, limits Fifth Third’s ability to sell shares of common stock above an aggregate cap specified in the transaction documents (a “maximum share number”); provided that the product of such maximum share number and the current market price of shares of Fifth Third’s common stock as of the date of issuance of such qualifying capital securities shall not represent a lower proportion of the aggregate principal or liquidation amount of such qualifying capital securities than the product of the maximum share number for the JSNs and the market price of shares of Fifth Third’s common stock as of the date of issuance of the JSNs represents of the aggregate principal amount of the JSNs;

•

limit Fifth Third’s obligation to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first five years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first five years of such deferral period, to:

•	to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of Fifth Third’s market capitalization; or

•

to a number of shares of common stock and shares purchasable upon exercise of “qualifying warrants,” in the aggregate, not in excess of 2% of the outstanding number of shares of its common stock (a “common cap”); and

•

limit Fifth Third’s right to issue “APM qualifying securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock,” the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•

permit Fifth Third, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	Fifth Third shall not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, it is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap”, “maximum share number” and the “preferred cap,” as applicable; and

•

if Fifth Third has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds it receives from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” “maximum share number” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM qualifying securities” means, with respect to an “alternative payment mechanism,” any “debt exchangeable for preferred equity” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision” or for any “debt exchangeable for preferred equity,” as applicable): common stock, qualifying warrants, mandatorily convertible preferred stock or qualifying preferred stock, provided (and it being understood) that (i) if the “APM qualifying securities” for any “alternative payment mechanism” or “mandatory trigger provision” or for any “debt exchangeable for preferred equity” include both common stock and qualifying warrants, such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, Fifth Third to issue qualifying warrants and (ii) such “alternative payment mechanism,” “mandatory trigger provision” or “debt exchangeable for preferred equity” may permit, but need not require, Fifth Third to issue mandatorily convertible preferred stock.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism” or (ii) any period in which Fifth Third fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•

in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•

in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (x) the first two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer or any subsidiary of the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as Fifth Third is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

require the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of “APM qualifying securities” within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) such “mandatory trigger provision” shall limit the issuance and sale of common stock and “qualifying warrants” the proceeds of which must be applied to pay such distributions pursuant to such provision to the “common cap,” unless the “mandatory trigger provision” requires such issuance and sale within one year of such failure, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a “repurchase restriction”;

•	include a “bankruptcy claim limitation provision”; and

•

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of Fifth Third junior to or pari passu with any “APM qualifying securities” the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point of this definition to pay such deferred distributions in full;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) “APM qualifying securities” for so long as a market disruption event has occurred and is continuing;

•	if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of “APM qualifying securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“No payment provision” means a provision or provisions in the transaction documents for securities or combinations of securities (referred to in this definition as “such securities”) that include (a) an “alternative payment mechanism” and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

(a)	(i) the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first five years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

(b)	the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by Fifth Third’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date.

Fifth Third’s ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities will depend on, among other things, legal and regulatory requirements, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is Fifth Third’s 4.50% Subordinated Notes due June 1, 2018, which have CUSIP No. 316773AD2. The replacement capital covenant includes provisions requiring Fifth Third to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. Fifth Third may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in Fifth Third’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Fifth Third has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of Fifth Third has delivered to the holders of the then effective series of covered debt a written certificate to that effect.

Fifth Third may generally amend or supplement the replacement capital covenant without the consent of the holders of the JSNs.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSNs may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of JSNs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or JSNs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Amended Declaration and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Trust Preferred Securities are required to be printed and delivered. Fifth Third may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of Fifth Third, the Trust, the trustees of the Trust or any agent for Fifth Third or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Fifth Third nor the Trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Amended Declaration, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Fifth Third and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

In this section, we summarize certain of the material United States federal income tax consequences of purchasing, holding and selling the Trust Preferred Securities. Except where we state otherwise, this summary deals only with Trust Preferred Securities held as capital assets (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) by a U.S. Holder (as defined below) who purchases the Trust Preferred Securities at their original issuance.

We do not address all of the tax consequences that may be relevant to a U.S. Holder. We also do not address, except as stated below, any of the tax consequences to holders that are Non-U.S. Holders (as defined below) or to holders that may be subject to special tax treatment including banks, thrift institutions, real estate investment trusts, personal holding companies, insurance companies, and brokers, traders and dealers in securities or currencies. Further, we do not address:

•	the United States federal income tax consequences to stockholders in, or partners or beneficiaries of, an entity that is a holder of the Trust Preferred Securities;

•	the United States federal income tax consequences to a tax-exempt organization that is a holder of the Trust Preferred Securities;

•	the United States federal estate and gift or alternative minimum tax consequences of the purchase, ownership or sale of the Trust Preferred Securities;

•

persons who hold the Trust Preferred Securities in a “straddle” or as part of a “hedging,” “conversion” or “constructive sale” transaction or whose “functional currency” is not the United States dollar; or

•	any state, local or foreign tax consequences of the purchase, ownership and sale of Trust Preferred Securities.

A “U.S. Holder” is a Trust Preferred Securities holder who or which is:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•

a trust if (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (2) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

If a partnership holds the Trust Preferred Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Trust Preferred Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Trust Preferred Securities.

The JSNs are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the JSNs,

and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Trust Preferred Securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

A “Non-U.S. Holder” is a Trust Preferred Securities holder other than a U.S. Holder or a partnership.

This summary is based on the Code, Treasury regulations (proposed and final) issued thereunder, and administrative and judicial interpretations thereof, all as they currently exist as of the date of this prospectus supplement and all of which are subject to change (possibly with retroactive effect).

Classifications of the JSNs

In connection with the issuance of the JSNs, Alston & Bird LLP, tax counsel to Fifth Third and the Trust, will render a legal opinion to the effect that under current law and assuming full compliance with the terms of the indenture, and other relevant documents, and based on certain facts and assumptions described in the opinion, the JSNs that will be held by the Trust will be classified, for United States federal income tax purposes, as Fifth Third’s indebtedness (although the matter is not free from doubt). The remainder of this discussion assumes that the JSNs will not be recharacterized as other than indebtedness of Fifth Third.

Classification of the Trust

In connection with the issuance of the Trust Preferred Securities, Alston & Bird LLP will render a legal opinion to the effect that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on certain facts and assumptions described in the opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be subject to tax as a partnership or as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, you will generally be treated as the owner of an undivided interest in the assets of the Trust, including the JSNs. You will be required to include in ordinary income for United States federal income tax purposes your allocable share of interest (or original issue discount, if any) paid or accrued on the JSNs.

Interest Income and Original Issue Discount

Under the Treasury regulations relating to original issue discount, or “OID”, a debt instrument will be deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise of Fifth Third’s option to defer payments of stated interest on the JSNs would prevent Fifth Third from (i) declaring dividends, or engaging in certain other capital transactions, with respect to its capital stock, or (ii) making any payment of principal, interest or premium, if any, on, or to repay, repurchase or redeem any debt securities issued by Fifth Third that rank equal with or junior to the JSNs, we believe that the likelihood of Fifth Third exercising its option is “remote” within the meaning of the Treasury regulations. For more information see “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above. As a result, Fifth Third intends to take the position that the JSNs will not be deemed to be issued with OID. Based on this position, stated interest payments on the JSNs will be includible in your ordinary income at the time that such payments are received or accrued in accordance with your regular method of accounting. Because the Internal Revenue Service has not yet addressed the application of these Treasury regulations to the provisions applicable to the JSNs in any published rulings or other interpretations, it is possible that the Internal Revenue Service could take a position contrary to the position we have taken. In that event, the Internal Revenue Service may, for example, require you to include interest on the JSNs in your taxable income as it accrues rather than when you receive payment even though you use the cash method of accounting for United States federal income tax purposes.

Exercise of Deferral Options

Under Treasury regulations, if Fifth Third were to exercise its option to defer the payment of interest on the JSNs, the JSNs would be treated as redeemed and reissued for OID purposes, and the sum of the remaining interest payments on the JSNs would be treated as OID. You would be required to accrue and include this OID in taxable income on an economic accrual basis (regardless of your method of accounting for United States federal income tax purposes) over the remaining term of the JSNs (including any period of interest deferral), without regard to the timing of payments under the JSNs. The amount of interest income includible in your taxable income would be determined based on the assumptions as of the date of the reissuance over the remaining term of the JSNs and the actual receipt of future payments of stated interest on the JSNs would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the deferred interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase your adjusted tax basis in your Trust Preferred Securities, and your actual receipt of cash interest payments would reduce your basis in the Trust Preferred Securities.

Corporate U.S. Holders

Corporate U.S. Holders of the Trust Preferred Securities will not be entitled to a dividends-received deduction for any income from the Trust Preferred Securities.

Sales of Trust Preferred Securities

If you sell your Trust Preferred Securities, you will recognize gain or loss in an amount equal to the difference between your adjusted tax basis in the Trust Preferred Securities and the amount realized from the sale (generally, your selling price less any amount received in respect of accrued but unpaid interest not previously included in your income). Your adjusted tax basis in the Trust Preferred Securities generally will equal (i) the initial purchase price that you paid for the Trust Preferred Securities plus (ii) any accrued and unpaid distributions that you were required to treat as OID, less any cash distributions received in respect of accrued OID. Gain or loss on the sale of Trust Preferred Securities generally will be capital gain or loss.

The Trust Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the JSNs are treated as having been issued or reissued with OID) relating to the underlying JSNs. If you dispose of your Trust Preferred Securities, you will be required to include in ordinary income for United States federal income tax purposes any portion of the amount realized that is attributable to accrued but unpaid interest (including OID, if any) through the date of sale. This income inclusion will increase your adjusted tax basis in the Trust Preferred Securities but may not be reflected in the sale price. To the extent the sale price is less than your adjusted tax basis, you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Receipt of JSNs or Cash Upon Liquidation of the Trust

If the Trust is dissolved and Fifth Third distributes the JSNs on a pro rata basis to you, you will not be subject to tax. Rather, you would have an adjusted tax basis in the JSNs received in the liquidation equal to the adjusted tax basis in your Trust Preferred Securities surrendered for the JSNs. Your holding period for the JSNs would include the period during which you had held the Trust Preferred Securities. If, however, the Trust is classified, for United States federal income tax purposes, as an association that is subject to tax as a corporation at the time of the liquidation, the distribution of the JSNs would constitute a taxable event to you and you would acquire a new holding period in the JSNs received.

If the JSNs are redeemed for cash and the proceeds of the redemption are distributed to you in redemption of your Trust Preferred Securities, the redemption would be treated in the same manner as a sale of the Trust Preferred Securities, in which gain or loss would be recognized, as described above under “—Sales of Trust Preferred Securities.”

Information Reporting and Back-Up Withholding

Generally, income on the Trust Preferred Securities will be reported to you on an Internal Revenue Service Form 1099, which should be mailed to you by January 31 following each calendar year. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable United States information reporting or certification requirements, the Internal Revenue Service may require the property trustee or its agent to withhold federal income tax at the rate set by Section 3406 of the Code (currently 28%) from each interest payment. You will be permitted to credit any withheld tax against your federal income tax liability.

Non-U.S. Holders

Because, in the opinion of our tax counsel, the JSNs will be classified as indebtedness of Fifth Third, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Trust Preferred Security to a Non-U.S. Holder under the “Portfolio Interest Exemption,” provided that:

•	the Non-U.S, Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•

the Non-U.S. Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN or, if the Trust Preferred Securities are held by a securities clearing organization, certain financial institutions that are not qualified intermediaries, foreign partnerships, foreign simple trusts or foreign grantor trusts, a Form W-8IMY along with copies of Form W-8BEN from the Non-U.S. Holders).

If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Trust Preferred Securities (including payments in respect of OID, if any, on the Trust Preferred Securities) made to a Non-U.S. Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Trust Preferred Security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the Non-U.S. Holder maintains a permanent establishment within the United States)

and the interest on the Trust Preferred Securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that Non-U.S. Holder were a United States Holder. To qualify for this exemption from withholding, the Non-U.S. Holder must provide us with a W-8ECI. In addition, a Non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our tax counsel, JSNs held by the Trust were recharacterized as equity of Fifth Third, payments on the JSNs would generally be subject to U.S. withholding tax imposed at a rate of 30 percent or such lower rate as might be provided for by an applicable income tax treaty unless the payments are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, in which case the preceding paragraph would apply to such payments.

A Non-U.S. Holder will generally not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of the Trust Preferred Securities. If, however, a Non-U.S. Holder holds the Trust Preferred Securities in connection with a trade or business conducted in the United States or, in the case of an individual, is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, it may be subject to income tax on all income and gains recognized.

In general, backup withholding and information reporting will not apply to a distribution on a Trust Preferred Security to a Non-U.S. Holder, or to proceeds from the disposition of a Trust Preferred Security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge to the contrary or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a credit against the Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a Trust Preferred Security is not held through a qualified intermediary, the amount of payments made on that Trust Preferred Security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies, or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. Fifth Third and the underwriters may be considered a party in interest or disqualified person with respect to a plan to the extent Fifth Third, the underwriters or any of their respective affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA, the assets of the Trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

Under an exception in the plan assets regulation, the assets of the trust would not be deemed to be “plan assets” of investing plans if the Trust Preferred Securities are “publicly offered securities” for purposes of the plan assets regulation. “Publicly offered securities” are securities which are widely held (i.e., owned by more than 100 investors independent of the issuer and of each other), freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then timely registered under the Exchange Act. Although no assurance can be given, it is expected that the Trust Preferred Securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception, and therefore that the assets of the Trust will not constitute “plan assets” of an investing plan.

All of the common securities will be purchased and held by Fifth Third. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if Fifth Third were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Trust Preferred Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the Trust Preferred Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan or a governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” or any such plan or governmental, church or foreign plan or (ii) its purchase and holding of Trust Preferred Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers of Trust Preferred Securities have the exclusive responsibility for ensuring that their purchase and holding of the Trust Preferred Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

Fifth Third Bancorp, Fifth Third Capital Trust VI and the underwriters named below have entered into an underwriting agreement with respect to the Trust Preferred Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Trust Preferred Securities indicated in the following table. Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are the representatives of the underwriters.

Underwriters	Number of Trust Preferred Securities
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Fifth Third Securities, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Credit Suisse Securities (USA) LLC

Total

The underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken, other than the Trust Preferred Securities covered by the option described below, unless and until this option is exercised.

If the underwriters sell more Trust Preferred Securities than the total number set forth in the table above, the underwriters have an option to buy an additional                      Trust Preferred Securities from Fifth Third Capital Trust VI to cover such sales. They may exercise that option for 30 days. If any Trust Preferred Securities are purchased pursuant to this option, the underwriters will severally purchase Trust Preferred Securities in approximately the same proportion as set forth in the table above.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities and the Trust’s common securities will be used to purchase the JSNs issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters:

Paid by Fifth Third
Per Trust Preferred Security(1)	$
Total	$

(1)  For sales to certain institutions, the amount will be $                     per Trust Preferred Security.

Trust Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $                     per Trust Preferred Security (or $                     for sales to certain institutions) from the initial public offering price. Any such securities dealers may resell any Trust Preferred Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $                     per Trust Preferred Security (or $                     for sales to certain institutions) from the initial public offering price. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the closing date, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities) or any JSNs, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Trust Preferred Securities, the JSNs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or Fifth Third, except with the prior written consent of the representatives.

Prior to this offering, there has been no public market for the Trust Preferred Securities being offered. The Trust intends to apply to list the Trust Preferred Securities on the New York Stock Exchange. If approved, Fifth Third expects trading of the Trust Preferred Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more Trust Preferred Securities to a minimum of 100 beneficial owners.

In connection with the offering, the underwriters may purchase and sell the Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the Trust Preferred Securities made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

It is expected that delivery of the Trust Preferred Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the 5th business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trust Preferred Securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the Trust Preferred Securities initially will settle on the         th business day following the day of pricing (“T+        ”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of Trust Preferred Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), except to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to Fifth Third; and

(c) it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Trust Preferred Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by Fifth Third of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The offering of the Trust Preferred Securities is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell Trust Preferred Securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Fifth Third estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $                    .

Fifth Third has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to Fifth Third, for which they have in the past received, and may in the future receive, customary fees and expenses.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the Trust. The validity of the JSNs and the guarantee will be passed upon for us by Paul L. Reynolds, Esq., Executive Vice President and General Counsel, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters of Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP. Mr. Reynolds owns shares of our common stock and holds options and other convertible securities to purchase additional shares of our common stock. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus supplement by reference to Fifth Third Bancorp’s Annual Report on Form 10-K/A have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the restatement of the consolidated statements of cash flows, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Fifth Third Bancorp

Junior Subordinated Debt Securities

Guarantees

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Fifth Third Capital Trust IV

Fifth Third Capital Trust V

Fifth Third Capital Trust VI

Trust Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2007

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries, and (2) the “Trusts” is Fifth Third Capital Trust IV, Fifth Third Capital Trust V, and Fifth Third Capital Trust VI, statutory Delaware trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, junior subordinated debt securities, subordinated debt securities, senior debt securities, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by Fifth Third Bancorp, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

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We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed on January 16, 2007 and January 22, 2007; and

•	Proxy Statement on Schedule 14A dated March 9, 2007.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Paul L. Reynolds

Executive Vice President, General Counsel and Secretary

Fifth Third Bancorp

Fifth Third Center

38 Fountain Square Plaza

MD10AT76

Cincinnati, OH 45263

(513) 579-5300

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation

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in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Trust will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we and the applicable Trust may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the applicable Trust against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we and/or the applicable Trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Trust to indemnification by us and/or the applicable Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

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Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and is an affiliate of ours for purposes of the Conduct Rules of the NASD. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the Conduct Rules of the NASD or, in the case of the trust preferred securities of the Trusts, Rule 2810 of the Conduct Rules of the NASD. Pursuant to such rules, no NASD member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the Trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters as to Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP. Mr. Reynolds owns shares of our common stock and holds options and other convertible securities to acquire additional shares of our common stock.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to Fifth Third Bancorp’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Fifth Third Capital Trust VI

                         Trust Preferred Securities

                    % Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed, on a subordinated basis, as described herein, by

Fifth Third Bancorp

Citi

Merrill Lynch & Co.

UBS Investment Bank

Fifth Third Securities, Inc.

Morgan Stanley

Wachovia Securities

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Credit Suisse